                                                                Exhibit (q)(iii)




                            [TRAINER WORTHAM GRAPHIC]






                         TRAINER WORTHAM & COMPANY, INC.

                                       AND

                              TRAINER WORTHAM FUNDS

                                 CODE OF ETHICS

                                       AND

                             INSIDER TRADING POLICY









February, 2002

Table of Contents

I.       Principles of Business Conduct                                       1

II.      Purpose of the Code and Sanctions for Non-Compliance                 1

III.     Legal Requirement                                                    2

IV.      Definitions                                                          2

V.       Accounts Covered by the Code                                         4

VI.      Prohibited Transactions                                              5

VII.     Exempted Transactions                                                8

VIII.    Pre-Clearance Procedures                                             8

IX.      Reporting Requirements of Access Persons                             9

X.       Reporting Requirements of Disinterested Trustees                    11

XI.      Reporting Requirements of Disinterested Directors                   11

XII.     Reporting of Violations                                             12

XIII.    Annual Reporting                                                    12

XIV.     Sanctions                                                           12

XV.      Interpretations and Exceptions                                      13

XVI.     Retention of Records                                                13

XVII.    Insider Trading Policy                                              14

Appendix A

Appendix B

Exhibits

      -     Exhibit A - Personal Trade Pre-Clearance Request Form for Access
            Persons

      -     Exhibit B - Trainer Wortham Group Initial Securities Holdings Report

      - Exhibit C - Trainer Wortham Group Initial and Annual Code of Ethics Certification Report

      -     Exhibit D - Trainer Wortham Group Quarterly Personal Trading Report

      -     Exhibit E - Trainer Wortham Group Annual Personal Holdings Report

      -     Exhibit F - Sample Broker Letter for Duplicate Confirms and
            Statements

      - Exhibit G - Trainer Wortham Group Notification of Securities Account Opening

      - Exhibit H - Securities Report for Trustees Who Are Disinterested Persons of the Trust

      -     Exhibit I - Insider Trading Policy Certification

                           TRAINER WORTHAM & CO., INC.

                                       AND

                              TRAINER WORTHAM FUNDS

                                 CODE OF ETHICS

                                        &
                             INSIDER TRADING POLICY

Trainer Wortham & Co., Inc. ("TWC") and the Trainer Wortham Funds (the "Trust") (collectively, the "Trainer Wortham Group") will adhere to this Code of Ethics (the "Code") and the accompanying Policy and Procedures to Detect and Prevent Insider Trading (the "Insider Trading Policy"). The Code and the Insider Trading Policy set forth procedures and limitations which govern the personal securities trading of persons associated with the Trainer Wortham Group ("Access Persons"). The Trainer Wortham Group has adopted this Code to adhere to principles attributable to an investment adviser to registered investment companies and managed client accounts, in accordance with best practices.

I. - PRINCIPLES OF BUSINESS CONDUCT

It is a fundamental principle of the Trainer Wortham Group that the interests of clients and Trust shareholders are at all times paramount to the interests of any director, trustee, officer or employee of the Trainer Wortham Group. Persons covered by this Code must adhere to this general principle and the specific provisions of the Code at all times. Access Persons should retain the Code and the Insider Trading Policy in their records for future reference.

Personal investments of all directors, trustees, officers and employees of the Trainer Wortham Group must be conducted in a manner that avoids actual or potential conflicts of interest with the Trainer Wortham Group, Trust shareholders and clients. Directors, trustees, officers and employees of the Trainer Wortham Group shall use their employment positions, and any investment opportunities they learn of because of their positions with the Trainer Wortham Group, solely for the benefit of Trust shareholders and clients and in a manner consistent with their fiduciary duties.

II. - PURPOSE OF THE CODE AND SANCTIONS FOR NON-COMPLIANCE

The Code and the Insider Trading Policy are designed to reinforce the Trainer Wortham Group's reputation for integrity by avoiding even the appearance of impropriety in the conduct of its business. The Code works by prohibiting certain types of personal securities transactions and requiring pre-clearance and periodic reporting of most others. Every director, trustee, officer, and employee should read and understand this document and comply with it to protect and preserve the Trainer Wortham Group's excellent reputation. This document was adopted to comply with the Investment Company Act of 1940, as amended ("Investment Company Act"), the Investment Advisers Act of 1940, as amended ("Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), and to adhere to industry best practices governing registered investment advisers and their personnel.

No person covered by this Code shall engage in any act, practice, or course of conduct, which would violate the provisions of the federal securities laws. Any violation of the Code or the Insider Trading Policy, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action including, but not limited to, disgorgement of profits, payment of a fine, censure, and, when appropriate, suspension or termination of employment and/or referral to appropriate governmental agencies. Access Persons should be aware that they may be held personally liable for any improper or illegal activities committed during the course of their employment. Access Persons may be subject to civil penalties such as fines, regulatory sanctions, including suspensions, as well as criminal penalties.

Any questions regarding the Code or the Insider Trading Policy should be referred to the Compliance Officer. However, while the Compliance Officer is a resource, he or she is not giving legal advice, and authorization for trading through the pre-clearance process does not assure compliance with the totality of the Code. Ultimately, each individual is responsible for his or her compliance with the Code.

III. - LEGAL REQUIREMENT

This Code has been adopted by the Board of Trustees of the Trust and by the Board of Directors of TWC in compliance with the requirements of Rule 17j-1 under the Investment Company Act ("Rule 17j-1"), Rule 204-2(a)(12) of the Advisers Act and industry best practices. This Code is based upon the principle that the trustees and officers of the Trust, and certain affiliated persons of the Trust and its investment adviser, TWC, owe a fiduciary duty to, among others, the shareholders of the Trust and managed account clients to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

Rule 17j-1 and the federal securities laws make it unlawful for certain persons, including any officer, trustee or director of the Trust and its investment adviser, TWC, in connection with purchase or sale by such person of a Security Held or to be Acquired by the Trust or any client:

            (a) To employ a device, scheme or artifice to defraud the Trust or any client;

            (b) To make to the Trainer Wortham Group or any client any untrue statement of a material fact or omit to state to the Trainer Wortham Group or any client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

            (c) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust or any client; or

            (d) To engage in a manipulative practice with respect to the Trust or any client.

Please refer to Appendix A for selected examples of activities that would most likely be deemed to be violative of Rule 17j-1 and the provisions of this Code.

Rule 17j-1 also requires that the Trust and its investment adviser, TWC, adopt a written code of ethics containing provisions reasonably necessary to prevent persons covered by the Code from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code. This Code is being adopted, in part, due to such requirement.

IV. - DEFINITIONS

            (a) "Access Person" means any director, trustee, officer, or employee of the Trainer Wortham Group. The Compliance Officer, as designee of the Investment Ethics Committee, has discretion to exclude from this definition any employee who would not be considered an Access Person as defined in Rule 17j-1.


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
                  Any director, officer or employee of an investment adviser (including sub-adviser) of the Trust, who would be deemed an Access Person under this Code, who is subject to a code of ethics other than this Code that meets the requirements of Rule 17j-1, and has been approved by the Trustees of the Trust pursuant to Rule 17j-1 under the Investment Company Act, shall be exempt from this Code.

            (b) "Beneficial Ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder, with specific reference to Exchange Act Rule 16a-1(a)(2).

                  The determination of Beneficial Ownership is the responsibility of each Access Person. It is a fact-based decision. For purposes of guidance only, certain examples of Beneficial Ownership are provided in Appendix B. However, Beneficial Ownership is not limited to these examples.

                  Questions regarding Beneficial Ownership should be directed to the Compliance Officer. Because, however, a determination of Beneficial Ownership requires a detailed analysis of personal financial circumstances that are subject to change, the Compliance Officer ordinarily will not advise employees on this definition.

            (c) "Compliance Officer" means the Compliance Officer of TWC responsible for administering the Code and the Insider Trading Policy.

            (d) "Covered Security" means any Security as defined in Section 2(a)(36) of the Investment Company Act except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies (mutual funds). Covered Securities would also not include instruments that are not Securities as defined in Section 2(a)(36) of the Investment Company Act such as currency futures, currencies, currency forwards and derivatives thereof.

            (e) "Disinterested Director" means a director of TWC who is not an "interested person" of TWC within the meaning of Section 2(a)(19) of the Investment Company Act. Determinations of "Disinterested Director" status shall be made in writing by the Investment Ethics Committee.

            (f) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of
                  Section 2(a)(19) of the Act. Determinations of "Disinterested Trustee" status shall be made by Fund counsel with the approval of the Fund's Board of Trustees and notice of such determination shall be provided to the Compliance Officer and the Investment Ethics Committee.

            (g) "Immediate Family Member" shall mean any child, stepchild, grandchild, parent, stepparent grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

            (h) "Investment Control" shall mean the direct or indirect power to exercise controlling influence over the investment decisions and Securities held by the Trust or a managed client account.

            (i) "Investment Ethics Committee" means the oversight body responsible for the implementation and enforcement of this Code composed of investment, legal and compliance personnel of Trainer Wortham Group and its affiliates. The Investment Ethics Committee shall be approved and appointed by the Board of Directors of TWC.

            (j) "Investment Person" or "Investment Personnel" (1) means Access Persons who, in connection with their regular functions or duties make or participate in making recommendations regarding the purchase or sale of Securities by the Trust or a managed account; (2) any natural person who controls the Trust or TWC and who obtains information concerning recommendations made to the Trust or to a managed account regarding the purchase or sale of securities by the Trust or by a managed account; or
                  (3) Access Persons who otherwise exercise Investment Control over the Trust or managed client accounts. The Compliance Officer shall maintain a list of Investment Personnel and the corresponding client accounts or Trust over which such Investment Personnel exercise Investment Control.

            (k) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended ("Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act. A Limited Offering includes certain co-operative investments in real estate, co-mingled investments vehicles such as hedge funds and investments in family-owned businesses.

            (l) "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

            (m) "Security Held or to be Acquired" means (i) any Covered Security which, within the most recent 15 calendar days: (1) is or has been held by the Trust or any client; or (2) is being or has been considered by the Trust or TWC for purchase by the Trust or any client; and (ii) any option to purchase or sell, and any Security which is convertible into or exchangeable for, a Covered Security described above in (i) of this paragraph (m).

V. - ACCOUNTS COVERED BY THE CODE

(a)   Direct Beneficial Ownership

All Accounts over which the Access Person has Beneficial Ownership are subject to the Code and the Insider Trading Policy.

Notwithstanding the above, accounts over which the Access Person retains no Investment Control and that are managed with complete and sole discretionary authority by an independent third-party are exempt from the pre-clearance and prohibited transaction rules contained in Sections VI and VIII of the Code (except for transactions in IPOs and the approval requirements for Limited Offerings set forth in Section VI(iv) and (v), respectively): (a) if a copy of the account management agreement is provided to the Compliance Officer promptly upon establishment of the account and (b) unless the Compliance Officer disapproves in writing after his/her review of the account management agreement.

While beneficially owned accounts over which the Access Person does not have or share control are exempt from the pre-clearance (See Section VIII) and prohibited transactions rules under the Code (See Section VI) as detailed in the above paragraph, holdings and transactions in these accounts must still be reported (See Section IX). However, any time an Access Person exercises Investment Control or influence over an investment decision in such account, that transaction is subject to the pre-clearance and prohibited transaction rules.

(b)   Indirect Beneficial Ownership with Investment Control

Accounts in which an Access Person has Beneficial Ownership AND the Access Person or any Immediate Family Member has or shares Investment Control are covered by the Code and the Insider Trading Policy. For example, if an Access Person owns shares in an entity that invests in Securities AND the Access Person has or shares control over the entity's investments, that entity's Securities' transactions and holdings are covered by the Code and the Insider Trading Policy.

An interest in any pooled investment vehicle held by an Access Person and managed by TWC shall be exempt from the pre-clearance and prohibited transactions provisions of the Code (except for transactions in IPOs and the approval requirements for Limited Offerings) as long as the Beneficial Ownership of Access Persons does not in the aggregate exceed 25% of the ownership interest or TWC is entitled to not more than 25% or more of the profits or losses in the vehicle.

(c)   Investment Control of Accounts of Immediate Family Member

An account in which an Immediate Family Member has an economic interest and over which an Access Person has or shares Investment Control, but the Compliance Officer has determined that the Access Person does not have a direct or indirect Beneficial Ownership interest in the account, shall be exempt from the pre-clearance (Section VIII) and prohibited transactions (Section VI) provisions of this Code. Access Persons are reminded that accounts of Immediate Family Members over which the Access Person has Investment Control under this Section are subject to the reporting requirements of Section IX(e)(iv). Access Persons are prohibited from exercising Investment Control over an account of an Immediate Family Member unless the account is maintained at Trainer Wortham Group.

VI. - PROHIBITED TRANSACTIONS

            (a) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of this Code or the Insider Trading Policy.

            (b)   No Access Person shall:

                  (i) Buy or sell a Covered Security of an issuer on the same day as a purchase or sale order for the Trust or a client has been communicated to the trading desk or a recommendation to purchase or sell a Covered Security of the same issuer has been made and communicated to the trading desk which includes instances when the Trust or a client has a pending buy or sell order with respect to a Covered Security of the same issuer until all orders for the Trust or clients have been executed or withdrawn. In addition to other appropriate sanctions, if such Access Person effects such a personal transaction during that period, the individual may be required to disgorge any and all profit realized from such transaction. The amount of the disgorgement will be determined by the Investment Ethics Committee.

                  (ii) Engage in short sales of any Covered Security held by the Trust or any client. This prohibition also applies to economically equivalent transactions including but not limited to sales of uncovered call options, purchases of uncovered put options while not owning the underlying Covered Security, and short sales of bonds that are convertible into equity positions.

                  (iii) Seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Trainer Wortham Group or any of its clients because of such person's association with the Trainer Wortham Group. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust will not be considered to be in violation of this Section:

                             (A)   An occasional meal;

                             (B) An occasional ticket to a sporting event, the theater or comparable entertainment;

                             (C) A holiday gift of fruit or other foods, provided, however, that such gift is made available to all members of the recipient's department.

                  (iv)  Acquire any Securities in an initial public offering.

                  (v) Purchase any Securities in a Limited Offering, without prior written approval of the Compliance Officer. Any person purchasing or holding Securities in a Limited Offering shall disclose to the Compliance Officer that investment when he/she plays a part in any subsequent consideration of an investment in the issuer for the Trust or any client. In such circumstances, the decision to purchase Securities of the issuer for the Trust or managed account client shall not be made by anyone with a personal interest in the issuer. The Investment Ethics Committee shall provide guidance to the Compliance Officer regarding the purchase of Limited Offering Securities. For the purposes of this Code, purchases of time-shares and cooperative investments in real estate used as a primary or secondary residence shall not be subject to the prior written approval of the Compliance Officer.

                        When considering requests for participation in Limited Offerings, the Compliance Officer will take into account the specific facts and circumstances of the request prior to reaching a decision. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Trainer Wortham Group, or his or her relationship to a Trust or managed client account. The Compliance Officer will also consider whether a Trust or managed client account is authorized to invest in Securities of the issuer. At its discretion, the Compliance Officer may request any and all information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed Limited Offering and the interest of any Trust or managed client account.

                  (vi) Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within sixty (60) calendar days. Any profits realized on such short-term trades shall be subject to disgorgement as determined by the Investment Ethics Committee.

                  (vii) Serve on the board of directors of any company without written authorization of the Investment Ethics Committee. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders and all other TWC clients. This prohibition shall not apply to Disinterested Directors or Disinterested Trustees of the Trainer Wortham Group; however, such directors and trustees shall disclose such board directorships in writing to the Compliance Officer.

                  (viii) Engage in "front-running," that is, the purchase or sale of Securities for their own accounts on the basis of Trainer Wortham Group's trading positions or plans for Trusts or managed client accounts.

                  (ix) Purchasing or selling Securities, while possessing material nonpublic information regarding any issuer of the Securities, until the information becomes public or is no longer considered material.

            (c) No Investment Person shall buy or sell a Covered Security of an issuer within seven (7) calendar days before or after a purchase or sale order for that Security is entered for the Trust or a client account over which the Investment Person has Investment Control or after a purchase or sale order for the Trust or a client account over which the Investment Person has direct responsibility to assist such Investment Personnel in exercising such Investment Control. In addition to other appropriate sanctions, if such Investment Person effects such a personal transaction during that period, the Investment Person may be required to disgorge any and all profit realized from such transaction. The amount of the disgorgement will be determined by the Investment Ethics Committee.

                  EXCEPTION. This prohibition shall not apply to any purchase or sale of any Security that aggregates to 500 or fewer shares and less than $20,000 in principal amount and less than $20,000 in value within the seven (7) calendar day period. This exemption may not be relied upon with respect to more than five (5) purchases and sales during any calendar quarter. Please note that transactions meeting this exception are subject to the other provisions of this Code, including pre-clearance. Please also note that the same day trading prohibition set forth in Section VI(b)(i) remains in effect.


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
VII. - EXEMPTED TRANSACTIONS

The reporting requirements of the Code apply to transactions in all Covered Securities (see Section IX). However, the pre-clearance and prohibited transactions rules (see Sections VIII and VI) of the Code shall not apply to:

            (a) purchases or sales effected in any account over which the Access Person retains no direct or indirect power to exercise controlling influence over the investment decisions and Securities held in the account (e.g., transactions over which an independent adviser exercises complete discretion);

            (b) purchases or sales which are non-volitional on the part of either the Access Person or the Trust (e.g. a stock dividend distributed to all shareholders where receiving cash is not an option);

            (c) purchases which are part of an automatic dividend reinvestment plan or automatic investment plan. (Access Persons must pre-clear all optional cash purchases through a dividend reinvestment or automatic investment plan, and all sales through such plans are subject to pre-clearance);

            (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            (e)   purchases or sales of shares of any series of the Trust;

            (f) Securities purchased by an Access Person's spouse or dependent living in the same household, pursuant to a payroll deduction in an Employee Stock Purchase Program, provided the Compliance Officer has been previously notified in writing by the Access Person about such program;

            (g) transactions involving the exercise of an option and/or right for or purchase of Securities by an Access Person's spouse or dependent living in the same household pursuant to an Employer Stock Option Program;

            (h) transactions in Securities pursuant to a bona fide tender offer made for any and all such Securities to all similarly situated shareholders in conjunction with mergers, acquisitions, reorganizations and/or similar corporate actions. However, tenders pursuant to offers for less than all outstanding Securities of a class of Securities of an issuer must be pre-cleared.

Access Persons should consult the Compliance Officer if there are any questions about whether one of the exemptions listed above applies to a given Covered Securities transaction.

VIII. - PRE-CLEARANCE PROCEDURES

The pre-clearance requirement is an essential element of this Code. All Access Persons shall receive approval from the Compliance Officer or his/her designee before purchasing or selling Covered Securities. An Access Person must submit a written pre-clearance form (Exhibit A) to the Compliance Officer or his/her designee for each such proposed transaction. Access Persons should refer to the provisions regarding Beneficial Ownership which are applicable to these provisions. Any pre-clearance, including for a limit order, is good until the close of the business day following the day the pre-clearance is granted. Pre-clearance may be extended in special circumstances, shortened or rescinded (See Section XV).

The Compliance Officer or his/her designee shall permit an Access Person to proceed with a proposed security transaction only if he/she determines that, considering all the facts and circumstances, the transaction does not violate federal securities laws or this Code and can reasonably conclude that there is no likelihood of harm to any Trust or managed client account. The Compliance Officer or his/her designee shall document the reason(s) for any non-approval of a proposed security transaction.

Although making the pre-clearance request does not obligate the Access Person to do the transaction, it should be noted that:

      - Pre-clearance requests should not be made for a transaction that the Access Person does not intend to make.

      - Pre-clearance is not required with respect to transactions by Access Persons in non-Covered Securities (i.e., in debt obligations issued by the U.S. Government or its agencies or instrumentalities; in high quality short term debt including, but not limited to, banker's acceptances, bank certificates of deposit, commercial debt, or repurchase agreements; or in securities issued by open end registered investment companies).

      - The order for the transaction should be placed with the broker on the date the pre-clearance authorization is received. In the event that it is not possible, despite best efforts, for the order to be placed with the broker on the date the pre-clearance is authorized, the Access Person must place such order prior to the market opening on the next business day. Such pre-market orders shall not be deemed to violate Section VI(b)(i).

      - The Access Person should not discuss with anyone else, except any other beneficial owner of the account, the response he/she received to the pre-clearance request.

      - In most, if not all, cases, pre-clearance authorization will not be given until at or near the end of the trading day, regardless of when the Access Person submits the written pre-clearance form. Access Persons should, however, submit the written pre-clearance form as early as possible on the day on which pre-clearance authorization is sought.

IX. - REPORTING REQUIREMENTS OF ACCESS PERSONS

            (a)   Initial Disclosure of Holdings and Brokerage Accounts

                  Each Access Person shall submit to the Compliance Officer an Initial Securities Holdings Report (Exhibit B) within ten (10) calendar days of becoming an Access Person, listing all Covered Securities holdings and all securities trading accounts which the Access Person had a direct or indirect Beneficial Ownership as defined by the Code (See Section V, Accounts Covered by the Code).

            (b)   Initial and Annual Certification of Compliance with the Code

                  Upon becoming an Access Person and annually thereafter, all Access Persons shall certify that:


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
                  (i) they have read and understand the Code and recognize that they are subject thereto;

                  (ii)  they have complied with the requirements of the Code;
                        and

                  (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code.

                  The certification report shall be made on the form attached as Exhibit C and promptly submitted to the Compliance Officer.

            (c)   Quarterly Reporting Requirements

                  (i) All Access Persons shall report to the Compliance Officer the information described in Sub-paragraph
                        (c)(ii) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security;

                  (ii) Reports required to be made under this Paragraph (c) shall be made not later than ten (10) calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person shall submit a report on the form attached hereto as Exhibit D for each quarterly period, including any period in which no securities transactions were effected. Exhibit D shall contain the following information where transactions were not otherwise reported on duplicate trade confirmations or statements:

                        (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                        (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                        (C) the price of the Covered Security at which the transaction was effected; and

                        (D) the name of the broker, dealer or bank with or through whom the transaction was effected.

                  (iii) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

            (d)   Annual Holdings Report

                  All Access Persons shall submit to the Compliance Officer an Annual Personal Holdings Report (Exhibit E) by January 30th of each year.

            (e)   Other Reporting Requirements

                  (i) Upon becoming an Access Person and subsequently upon opening any new account described in Section V of this Code, all Access Persons shall direct their broker/dealers and banks in writing to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all such accounts (See sample request letter in Exhibit F). This requirement applies to all accounts containing Securities beneficially owned by the Access Person, regardless of whether the accounts contain Covered Securities.

                  (ii) All Access Persons must promptly submit a Notification of Securities Account Opening (Exhibit G) to the Compliance Officer any time a new account described in
                        Section V is opened, including accounts of Immediate Family Members.

                  (iii) Other Securities transactions which were not completed through a brokerage account, such as gifts, inheritance, spin-offs from Securities held outside brokerage accounts, or other transfers must be reported to the Compliance Officer within 10 days.

                  (iv) Accounts of Immediate Family Members over which the Access Person exercises Investment Control, but does not have a direct or indirect Beneficial Interest, shall be reported on Exhibit B and Exhibit E on an annual basis thereafter.

            (f)   Conflict of Interest

                  Every Access Person shall notify the Compliance Officer of any personal conflict of interest relationship which may involve the Trust or any client such as the existence of any economic relationship between their transactions and securities held or to be acquired by the Trust or any client. Such notification shall occur in the pre-clearance process.

The Compliance Officer shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon request.

X. - REPORTING REQUIREMENTS FOR "DISINTERESTED TRUSTEES"

The Disinterested Trustees of the Trust are exempt from the prohibitions, pre-clearance and reporting provisions of Sections VI, VIII and IX, respectively. However, Disinterested Trustees shall submit a Quarterly Personal Trading Report in the form attached as Exhibit D to the Compliance Officer not later than ten (10) calendar days after the end of each calendar quarter with respect to any Covered Security transaction occurring in such quarter only if the Disinterested Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that, during the 15-day period immediately before or after the date of the Covered Security transaction, the Trust purchased or sold the Covered Security, or the Trust or its investment adviser considered purchasing or selling the Covered Security.

If such Disinterested Trustee is not required to submit a Quarterly Personal Trading Report, such Disinterested Trustee shall submit a certification in the form attached as Exhibit H not later than ten (10) calendar days after the end of each calendar quarter.

XI. - REPORTING REQUIREMENTS FOR "DISINTERESTED DIRECTORS"

The Disinterested Directors of TWC are exempt from the prohibitions, pre-clearance and reporting provisions of Sections VI, VIII and IX, respectively of this Code except for the Quarterly Reporting Requirements of Section IX (c) above.

XII. - REPORTING OF VIOLATIONS

The Compliance Officer shall promptly report:

            (a)   to the Investment Ethics Committee:

                  (i) all apparent violations of this Code and the pre-clearance and reporting requirements thereunder; and

                  (ii) any reported transaction in a Covered Security, which was purchased or sold, by the Trust or a client within fifteen (15) calendar days before or after the date of the reported transaction.

            (b)   to the Board of Trustees of the Trust:

                  (i) all violations reported pursuant to (a) in this Section that involved an Access Person who is an officer of the Trust or who has day-to-day management responsibilities for a series of the Trust.

When the Compliance Officer finds that a transaction otherwise reportable could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1, he/she may, in his/her discretion, send a copy of a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code to the Investment Ethics Committee, in lieu of reporting the transaction as defined above.

The Investment Ethics Committee and, where appropriate, the Board of Trustees of the Trust, shall consider reports made hereunder and shall determine whether or not this Code has been violated and whether the appropriate sanctions, if any, were imposed.

XIII. - ANNUAL REPORTING

The Compliance Officer shall prepare and deliver an annual report relating to this Code to the Board of Trustees of the Trust and to the Board of Directors of TWC. Such annual report shall:

            (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

            (b) identify any violations requiring significant remedial action during the past year;

            (c) identify any recommended changes in the existing restrictions or procedures based upon past experience under its Code, evolving industry practices or developments in applicable laws or regulations; and

            (d) certify that the Trust and TWC have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

XIV. - SANCTIONS

This Code is designed to assure compliance with applicable law and to reinforce the Trainer Wortham Group's reputation for integrity in the conduct of its business.

Upon discovering a violation of this Code, sanctions may be imposed as deemed appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

An incidental failure to comply with the Code is not necessarily a violation of law or Trainer Wortham Group's Principles of Business Conduct (See Section I). Isolated or inadvertent violations of the Code not resulting in a violation of the law will be referred by the Compliance Officer to the Investment Ethics Committee and disciplinary action commensurate with the violation, if warranted, will be imposed.

Violations of any of the enumerated transactions in Section VI (Prohibited Transactions) may require the sale of any open positions and disgorgement of any profits realized from the prohibited transaction(s). A pattern of violations that individually do not violate the law or Principles of Business Conduct, but which taken together demonstrate a lack of respect for the Code, may result in disciplinary action, including termination of employment. A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to, termination of employment or referral of the matter to the appropriate regulatory agency for civil or criminal investigation.

XV. - INTERPRETATIONS AND EXCEPTIONS

As the designee of the Investment Ethics Committee, the Compliance Officer shall have the right to make final and binding interpretations of the Code and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. A memorandum regarding the granting of any such exceptions, and the reasons therefor, shall be retained pursuant to Section XVI hereof. Each Access Person must obtain approval from the Compliance Officer before taking any action regarding such an exception.

Interpretative decisions of the Compliance Officer may be appealed to the Investment Ethics Committee. With respect to any such appeal, the Investment Ethics Committee shall review the decision of the Compliance Officer and determine whether the Code has been violated and may impose different sanctions.

The Chief Administrative Officer of TWC is responsible for reviewing the Compliance Officer's personal trading reports required under the Code and pre-clearing his/her trades. If the Compliance Officer is in violation of the Code, the Investment Ethics Committee will impose the appropriate sanction(s).

XVI. - RETENTION OF RECORDS

This Code, as updated from time to time, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Trust or TWC as required under the Rule.

The Compliance Officer will use his or her best efforts to assure that all requests for pre-clearance, all personal Securities transaction reports and all reports of Securities holdings are treated "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within Trainer Wortham Group and its affiliates as are necessary to evaluate compliance with or sanctions under this Code. Documents received from Access Persons who are officers of the Trust or who have day-to-day management responsibilities for a series of the Trust are also available for inspection by the Board of Trustees of the Trust.

XVII. - INSIDER TRADING POLICY

1.    Policy Statement on Insider Trading

Trainer Wortham Group prohibits any officer, director, or employee from trading, either personally or on behalf of others, including on behalf of the Trust and managed clients, or recommending Securities, while in possession of material, non-public information in violation of applicable laws and regulations. This unlawful conduct is frequently referred to as "insider trading."

Trainer Wortham Group's policy extends to activities within and outside duties related to your association with Trainer Wortham Group. Every officer, director, and employee must read and retain this policy statement. Any questions regarding Trainer Wortham Group's insider trading policy and procedures should be referred to the Compliance Officer.

Adherence to Trainer Wortham Group's Insider Trading Policy and Procedures is a basic condition of your employment or association with the firm. Failure to comply with these policies and procedures is ground for disciplinary action, including discharge, by Trainer Wortham Group.

2.    Definition of Insider Trading

The term "insider trading" is not defined in the federal securities laws. However, the term insider trading generally is used to refer to the use of material, non-public information to trade in Securities (whether or not one is an "insider") or to communications and recommendations of material, non-public information to others.

The law concerning insider trading is not static. However, the law concerning insider trading generally prohibits:

      - trading by an insider, while in possession of material, non-public information;

      - trading by a non-insider, while in possession of material, non-public information where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

      -     communicating material, non-public information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

3.    Who is an Insider

The concept of "insider" is broad. It includes, at a minimum, officers, directors, and employees of a company.

The concept of insider also includes a "temporary insider." A person is a "temporary insider" if he or she enters into a special, confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. A temporary insider can include, among others, company's attorneys, accountants, consultants, bank lending officer, and the employees of such organizations.

Trainer Wortham Group itself may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, an individual could become a temporary insider if the company expects the outsider who becomes a temporary insider to keep the disclosed, non-public information confidential, and the relationship at least implies that the individual has such a duty.

4.    What is Material Information

"Material information" generally is defined as (1) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or (2) information that is reasonably certain to have a substantial effect on the price of a company's securities.

Information that officers, directors and employees should consider material includes, but is not limited to the following:

      - dividend changes, earnings estimates and other similar financial information, such as large or unusual write-offs, write-downs, profits or losses, changes in previously released earnings estimates;

      - significant merger or acquisition proposals or other agreements for the sale or purchase of substantial assets;

      - major litigation, such as the institution of, or development in, litigation or a regulatory proceeding;

      - extraordinary borrowing or other liquidation problems such as defaults under agreements or actions by creditors, customers, or suppliers relating to a company's credit standing;

      - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made and extraordinary management developments;

      - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

      -     a proposal or agreement concerning a financial restructuring;

      - a proposal to issue or redeem securities, or a development with respect to pending issuance or redemption of securities;

      -     a significant expansion or contraction of operations;

      -     new products or discoveries;

      - information about major contracts or increases or decreases in orders;

      -     developments regarding a company's senior management;

      - information about a company received from a director of that company; and

      - information regarding a company's possible noncompliance with various laws.

Additionally, information need not refer to specific aspects of a company's business to be deemed material information. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the U.S. Supreme Court considered as material, certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

Importantly, this is a non-exhaustive list. Therefore, you should consider all relevant circumstances when determining whether information is material.

5.    What is Non-Public Information

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public (i.e., generally available to the investing public). For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public information.

Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed non-public information.

The amount of time required for information to become effectively communicated depends upon many factors. For instance, it may depend upon whether the information appears in widely accessible sources, such as newspapers or on the internet, or whether the information appears in regulatory filings. Information appearing in newspapers or through electronic media, such as the Internet, is more rapidly disseminated than information appearing in regulatory filings.

The complexity of the information is a relevant factor. If the information is more complex and, therefore, more difficult to understand, it may take more time for such information to be widely available to the public. In contrast, if the information is more simple, then it may take less time for such information to be widely available to the public.

Again, you should consider all relevant circumstances when determining whether a sufficient amount of time has passed before the information is widely available.

6.    Prohibitions Based upon Material Non-Public Information

If you obtain material non-public information, you may not trade Securities or even recommend related Securities either for your own or accounts in which you have a direct or indirect Beneficial Interest, or any account over which you exercise Investment Control, until you can refer to some public source to show that the information is generally available (that is, available from sources other than insider sources) and that enough time has passed to allow wide dissemination of the information. In addition, any person who passes along material non-public information upon which a transaction is based (tipping) may also be liable. This prohibition on the trading of Securities relates to any
Security: it includes, but is not limited to the securities of First Republic Bank. For example, no employee may divulge the current portfolio transactions of the Trust or any Trainer Wortham Group managed client to anyone unless it is properly within his or her job responsibilities to do so.

You may discuss inside information with other Trainer Wortham Group employees only if the discussion of such inside information is necessary for the Trainer Wortham Group employee to fulfill her or his job responsibilities.

7.    Duties Based upon the Prohibitions on Inside Information

All directors, officers and employees of the Trainer Wortham Group, particularly those who have Investment Control over the Trust or managed accounts, must take appropriate steps to avoid receiving material non-public information. Receiving such information could impose severe restrictions on one's ability to perform one's job responsibilities, particularly in fulfilling your fiduciary obligations to Trainer Wortham Group's managed account clients and managed Trusts.

All employees managing the work other persons, whether employees, consultants, or temporary employees, who have access to inside information are responsible for ensuring that such persons are aware of this policy.

8.    Base for Liability

      (a)   Fiduciary Duty Theory

In 1980, the U.S. Supreme Court found that there is no general duty to disclose before trading on material, non-public information but that such a duty arises only where there is a fiduciary relationship, that is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material, non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

In Dirk v. SEC, 463 U.S. 646 (1983) the U.S. Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (i.e. attorneys, accountants) or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary but can be a gift, a reputational benefit that will translate into future earnings or even evidence of a relationship that suggests a quid pro quo.

      (b)   Misappropriation Theory

Another basis for insider trading liability is the "misappropriation" theory where liability is established when trading occurs on material, non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the U.S. Supreme Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory could be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

9.    Penalties for Insider Trading

Penalties for trading on or communicating material, non-public information are severe both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, imprisonment, fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by Trainer Wortham Group. These sanctions include, but are not limited to, dismissal of the employees involved.

10. Procedures to Implement Trainer Wortham Group 's Policy Against Insider Trading

The following procedures have been established to aid the officers, directors, and employees of Trainer Wortham Group in avoiding insider trading and to aid Trainer Wortham Group in preventing, detecting and imposing sanctions against insider trading. Every officer, director, and employee of Trainer Wortham Group must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

      (a)   Identifying Inside Information

Before trading for yourself or others, including investment companies or private accounts managed by Trainer Wortham Group , in the Securities of a company about which you may have potential inside information, ask yourself the following two
(2) sets of questions:

      -     Is the information material? (See Section XVII(4)).

      -     Is the information non-public? (See Section XVII(5)).

If after consideration of the above, you believe that the information is material and nonpublic or if you have questions as to whether the information is material and non-public, you should take the following steps:

      -     Report the matter immediately to the Compliance Officer.

      - Do not purchase or sell the Securities on behalf of yourself or others including investment companies or private accounts managed by Trainer Wortham Group.

      - Do not communicate the information inside or outside Trainer Wortham Group other than to the designated Compliance Officer.

After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or you will be allowed to trade and communicate the information.

      (b)   Restricting Access to Material, Non-Public Information

Information in your possession that you identify as material and non-public may not be communicated to anyone including persons within Trainer Wortham Group except as provided above. In addition, you should take care that such information is secure. For example, files containing material, non-public information should be sealed; access to computer files containing material, non-public information should be restricted.

      (c)   Resolving Issues Concerning Insider Trading

If, after consideration of all the above procedures, doubt remains as to whether information is material or non-public or if there is any unresolved question as to the applicability of interpretation of the foregoing procedures or as to the propriety of any action, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

                                   APPENDIX A

Examples of activities that would most likely be deemed to be violative of Rule 17j-1 and the provisions of this Code include, but are not limited to:

      - Making trading decisions other than for the benefit, and in the overall best interest of, the Trust or other clients;

      - Using information about investment or trading decisions or changing recommendations/considerations to benefit or avoid economic injury to anyone other than the Trust or a client;

      - Taking, delaying, or omitting to take any action with respect to any investment or trading decision for the Trust or a client in order to avoid economic injury to anyone other than the Trust or a client;

      - Purchasing or selling a Security on the basis of knowledge of a possible trade by or for the Trust or a client; or

      - Revealing to any other person (except in the normal course of an Access Person's duties on behalf of the Trust or a client) any information regarding a transaction in a Security by the Trust or on behalf of a client or the consideration by the Trust or a client of any such transaction in a Security.

                                   APPENDIX B

Examples of Beneficial Ownership include, but are not limited to the following:

            (i) Securities owned of record or held in the employee's name are generally considered to be beneficially owned by the employee.

            (ii) A person is normally regarded as the Beneficial Owner of Securities held in the name of his or her spouse, minor children (including step children), other dependents living in his or her household, and any other person if, by reason of any contract, understanding, relationship, agreement, or other arrangement, a person obtains benefits substantially equivalent to ownership.

            (iii) A person is also regarded as the Beneficial Owner of
                  Securities held in the name of a spouse, minor children or other person, even though the person does not obtain there from the benefits of ownership, if he/she can vest title in him/herself at once, or at some time in the future.

            (iv) A person also may be regarded as the Beneficial Owner of Securities held in the name of another person if, by reason of any contract, understanding, relationship, agreement, or other arrangement, he/she obtains there from benefits substantially equivalent to ownership.

            (v) Beneficial ownership includes Securities held by others for the employee's benefit (regardless of record ownership), e.g., securities held for the employee or member of employee's immediate family, by agents, custodians, trustees, executors or other administrators.

Questions regarding Beneficial Ownership should be directed to the Compliance Officer.

                                                                       EXHIBIT A

          PERSONAL TRADE PRE-CLEARANCE REQUEST FORM FOR ACCESS PERSONS

1.       Name of Access Person
2.       Account Title
3.       Account Number
4.       Name of Security and Ticker/Cusip
5.       Number of Shares or Units or Amount of Bond
6. Name and Phone Number of Broker effecting the transaction

7.    Check Applicable Boxes:

Purchase   [ ]      Sale   [ ]      Market Order   [ ]      Limit Order   [ ]

8. In connection with the foregoing transaction, I hereby make the following representations and warranties:

      a) I do not possess any material non-public information regarding the Security or the issuer of the Security.

      b) I am not aware that any Fund or client has an open order to buy or sell the Security or an equivalent Security.

      c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Fund or client to profit by the market effect of such Fund or client transaction.

      d)    The Security is not being acquired in an initial public offering.

      e) The Security is not being acquired in a private placement or Limited Offering, if it is, I have reviewed Section VI of the Code and have attached hereto a written explanation of the transaction.

      f) If I am purchasing the Security, I have not directly or indirectly (through any member of my immediate family, any account in which I have Beneficial Ownership, or otherwise) sold the Security or equivalent Security in the prior 60 days.

      g) If I am selling the Security, I have not directly or indirectly (through any member of my immediate family, any account in which I have Beneficial Ownership, or otherwise) purchased the Security or equivalent Security in the prior 60 days.

      h) I believe that the proposed transaction fully complies with the requirements of the Code.

----------------------------------   --------------------   -------------------
Access Person's Signature            Date                   Time



Approved     Yes  [ ]     No  [ ]


----------------------------------   --------------------   --------------------
Compliance Officer's Signature       Date & Time Received   Time Approved/Denied

                                                                       EXHIBIT B

                              TRAINER WORTHAM GROUP
                       INITIAL SECURITIES HOLDINGS REPORT

   (Note: This form must be completed and submitted to the Compliance Officer within 10 calendar days of becoming an Access Person.)

The attached broker/dealer and bank statements list accurately, as of the date on which I became an Access Person under the Code, each Covered Security holding in which I had a direct or indirect Beneficial Ownership or which were otherwise reportable as defined by the Code (See Section V, Accounts Covered by the Code) except for the additions/deletions noted below:

----------------       ----------------------        -----------------------        -------------
    SECURITY           ADD TO STATEMENT (NO.         SUBTRACT FROM STATEMENT        BROKER/DEALER
                       OF SHARES OR PRINCIPAL           (NO. OF SHARES OR              BANK OR
                              AMOUNT)                   PRINCIPAL AMOUNT)            SELF CUSTODY
----------------       ----------------------        -----------------------        -------------

----------------       ----------------------        -----------------------        -------------

----------------       ----------------------        -----------------------        -------------

----------------       ----------------------        -----------------------        -------------

----------------       ----------------------        -----------------------        -------------

----------------       ----------------------        -----------------------        -------------

Yes      N/A
[ ]      [ ]      I have circled on the accompanying statements and in the
                  schedule above, as appropriate, all Securities transactions acquired in a private placement or Limited Offering as defined in Section IV (j) (Definitions) of the Code.

As of the date I became an Access Person, I had accounts for which reporting is required at the following additional broker/dealers or banks in which any Securities (including non-Covered Securities) were held:

                   ------------------------------------------
                              BROKER/DEALER OR BANK
                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

Yes      N/A
[ ]      [ ]      For each account included on this report which is managed with complete and sole discretionary authority by an independent adviser, I have given a copy of the account management agreement to the Compliance Officer.

As of the date I became an Access Person, I have Investment Control, but not Beneficial Ownership as defined by the Code (See Section V, Accounts Covered by the Code) over the following accounts of Immediate Family Members:

----------------------------   ---------------------   ------------------------
    NAME OF FAMILY MEMBER           RELATIONSHIP          TWC ACCOUNT NUMBER
----------------------------   ---------------------   ------------------------

----------------------------   ---------------------   ------------------------

----------------------------   ---------------------   ------------------------

----------------------------   ---------------------   ------------------------

----------------------------   ---------------------   ------------------------

                                                                      EXHIBIT B


This report and the attached statements are not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed.

Name (printed)                                   Signature
               ----------------------                      ---------------------

Date I Became an Access Person                   Date Submitted
                                ------------                    ----------------

                                                                       EXHIBIT C

                              TRAINER WORTHAM GROUP
             INITIAL and ANNUAL CODE OF ETHICS CERTIFICATION REPORT

   (Note: This form must be completed and submitted to the Compliance Officer immediately upon becoming an Access Person and by January 30th of each year.)

To the Trainer Wortham Group:


      1. I hereby acknowledge receipt of a copy of the Trainer Wortham Group's Code of Ethics and the Insider Trading Policy.

      2. I have read and understood this Code. I will comply with the requirements of this Code, and I will report all information required to be disclosed or reported under this Code.

      3. I have disclosed to the Compliance Officer all broker/dealer and bank accounts which are required to be reported by the Code (See
            Section V, Accounts Covered by the Code and Section IX, Reporting Requirements of Access Persons).

{For Annual Certifications only - check each box below}


[ ] During the past year, I have reported, through duplicate confirms, duplicate statements, or otherwise all reportable transactions under this Code of Ethics.

[ ] Except as noted in the box below, I certify that I have no knowledge of the existence of any personal conflict of interest which may involve Trainer Wortham & Co., Inc., the Trainer Wortham Funds, or any client of Trainer Wortham & Co., Inc. and that during the past year I have at all times been in compliance with the Code of Ethics and the Insider Trading Policy.

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------


Date:                                  Signature:
       --------------------                        --------------------------

                                       Printed Name:
                                                      -----------------------

                                                                       EXHIBIT D

                              TRAINER WORTHAM GROUP
                        QUARTERLY PERSONAL TRADING REPORT

      (Note: This form must be submitted to the Compliance Officer by each Access Person within 10 calendar days after the end of each calendar quarter.)

      For the Calendar Quarter Ended
                                     ----------------------

      The following Covered Security transactions defined by the Code occurred but were NOT reported by duplicate confirmations or brokerage statements submitted to the Compliance Officer:

--------------   --------------   -----------------   ---------------   -----------   ----------------
   SECURITY        TRADE DATE       NO. OF SHARES         PURCHASE         PRICE           BROKER
                                    OR PRINCIPAL             OR
                                       AMOUNT               SALE
--------------   --------------   -----------------   ---------------   -----------   ----------------

--------------   --------------   -----------------   ---------------   -----------   ----------------

--------------   --------------   -----------------   ---------------   -----------   ----------------

--------------   --------------   -----------------   ---------------   -----------   ----------------

--------------   --------------   -----------------   ---------------   -----------   ----------------

--------------   --------------   -----------------   ---------------   -----------   ----------------

--------------   --------------   -----------------   ---------------   -----------   ----------------

--------------   --------------   -----------------   ---------------   -----------   ----------------

--------------   --------------   -----------------   ---------------   -----------   ----------------

  [ ] There were no Covered Security transactions in accounts in which I had a direct or indirect Beneficial Interest as defined by the Code that have not already been reported.

Date:                                     Signature:
       -----------------------                        --------------------------

                                          Printed Name:
                                                         -----------------------

                                                                       EXHIBIT E

                              TRAINER WORTHAM GROUP
                         ANNUAL PERSONAL HOLDINGS REPORT

    (Note: This form must be completed and submitted by each Access Person to the Compliance Officer By January 30th of each year.)

The broker/dealer and bank statements that I have directed to be sent to the Compliance Officer list accurately, as of a date no earlier than December 31st of the previous year, each Covered Security holding in which I had a direct or indirect Beneficial Ownership or which is otherwise reportable under the Code (See Section V, Accounts Covered by the Code), except for the additions/deletions noted below:

------------------   ------------------------   ---------------------------   ----------------------
      SECURITY        ADD TO STATEMENT (NO.       SUBTRACT FROM STATEMENT          BROKER/DEALER
                      OF SHARES OR PRINCIPAL         (NO. OF SHARES OR                BANK OR
                             AMOUNT)                 PRINCIPAL AMOUNT)              SELF CUSTODY
------------------   ------------------------   ---------------------------   ----------------------

------------------   ------------------------   ---------------------------   ----------------------

------------------   ------------------------   ---------------------------   ----------------------

------------------   ------------------------   ---------------------------   ----------------------

------------------   ------------------------   ---------------------------   ----------------------

------------------   ------------------------   ---------------------------   ----------------------

------------------   ------------------------   ---------------------------   ----------------------

------------------   ------------------------   ---------------------------   ----------------------

------------------   ------------------------   ---------------------------   ----------------------

This report and the attached statements are not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed.

As of the date I became an Access Person, I have informed the Compliance Officer in writing that I have Investment Control, but not Beneficial Ownership as defined by the Code (See Section V, Accounts Covered by the Code) over the following accounts of Immediate Family Members:

-----------------------------   ----------------------------   -------------------------------
    NAME OF FAMILY MEMBER               RELATIONSHIP                  TWC ACCOUNT NUMBER
-----------------------------   ----------------------------   -------------------------------

-----------------------------   ----------------------------   -------------------------------

-----------------------------   ----------------------------   -------------------------------

-----------------------------   ----------------------------   -------------------------------

-----------------------------   ----------------------------   -------------------------------


Name (printed)                          Signature
                ---------------------             ------------------------------

Date Submitted
                -------------------

                                                                       EXHIBIT F

FORM LETTER TO BE SENT BY ACCESS PERSONS WHEN THEY HAVE AN EXISTING ACCOUNT OR ARE OPENING AN ACCOUNT WITH A BROKER.

[Broker's address]                                     [Access Person's address]


[Date]


Dear Sir/Madame:

My employer, Trainer Wortham & Company, Inc., is an investment adviser. Pursuant to my employer's Code of Ethics, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account(s) directly to:

Trainer Wortham & Company, Inc.
Attn: Compliance Officer
845 Third Avenue, 6th Floor
New York, New York 10022-6601

Thank you for your cooperation. If you have any questions, please contact me or the Trainer Wortham Compliance Officer at 212-759-7755.

Sincerely,
[Employee signature here]


ACKNOWLEDGEMENT OF RECEIPT (PLEASE SIGN, DATE AND RETURN TO ADDRESS ABOVE):


                                                     DATE:
--------------------------------------                     -----------
BROKER SIGNATURE


--------------------------------------
PRINTED NAME OF BROKER


cc:      Trainer Wortham Compliance Officer

                                                                       EXHIBIT G

                              TRAINER WORTHAM GROUP
                   NOTIFICATION OF SECURITIES ACCOUNT OPENING

(Note: This form must be promptly completed and submitted to the Compliance Officer to report the opening of any new Securities accounts in which the Access Person has a direct or indirect Beneficial Ownership or which is otherwise reportable under the Code (See Section V, Accounts Covered by the Code.)

   DATE:
            ----------------------------------

   TO:    The Chief Compliance Officer
           Trainer Wortham & Co., Inc.

   FROM:    NAME:
                  ------------------------------
       DEPARTMENT:
                  -----------------------
       EXTENSION:
                 ------------------------

This is to advise you that the following account in which I have a direct or indirect Beneficial Ownership or which is otherwise reportable under the Code will be or has been opened with the broker or bank listed below:

NAME ON ACCOUNT:
                 -----------------------------------------------

NAME OF FIRM:
               ----------------------------------------------------

ATTN:
     ---------------------------------------------------------------

ACCOUNT OPENING DATE:
                       ------------------------------------------


[ ] I have directed the above named broker/dealer or bank to send duplicate trade confirmations and account statements to your attention.

Yes      N/A
[ ]      [ ]      This account is a discretionary managed account over which I have no direct or indirect influence or control, and I have submitted a copy of the signed account management agreement to the Compliance Officer.

[ ] This account is an account in which an Immediate Family Member has an economic interest and over which I have or share Investment Control, but in which I do not have a direct or indirect Beneficial Interest.

Signature:                                  Printed Name:
           -------------------------                      ---------------------

                                                                       EXHIBIT H


                                SECURITIES REPORT
                              FOR TRUSTEES WHO ARE
                      "DISINTERESTED TRUSTEES" OF THE TRUST

                         ~ PURSUANT TO CODE OF ETHICS ~


                         FOR THE CALENDAR QUARTER ENDED

I certify that I had no knowledge, or, in the ordinary course of fulfilling my official duties as a Trustee of the Trust, or way of knowing:

            (a) of Securities that were bought or sold within 15 days before or after any transaction by the Trust; or

            (b) of Securities considered by the Trust or any of its Investment Advisers for purchase or sale by the Trust;

during the quarter identified above.


Date:
         -------------------------------------

Signature:
                ---------------------------------

Printed Name:
                  -------------------------------


  NOTE: PLEASE FILE A QUARTERLY PERSONAL TRADING REPORT (EXHIBIT D) IF YOU ARE
                           UNABLE TO SIGN THIS REPORT.

                                                                       EXHIBIT I

                              TRAINER WORTHAM GROUP
                          INSIDER TRADING CERTIFICATION


      I certify that I have read Trainer Wortham Group's Policies and Procedures to detect and prevent Insider Trading, understand such policies and procedures, and agree to abide in all respect by their terms. I understand that a violation of any firm policy may subject me to disciplinary action, including termination from employment.




Date:
       --------------------       --------------------------------------------
                                  (Signature)



                                  --------------------------------------------
                                  (Print Name)






                                       30